EXHIBIT 99.1

FIRST AMENDMENT
TO THE
APPLIED MICROSYSTEMS CORPORATION
SHAREHOLDER RIGHTS PLAN

          THAT CERTAIN SHAREHOLDER RIGHTS PLAN effective as of December 10, 1998 (the “Rights Plan”), between Applied Microsystems Corporation, a Washington corporation, and Mellon Investor Services LLC, a New Jersey limited liability company formerly known as ChaseMellon Shareholder Services, L.L.C., is hereby amended as follows:

1.       Section 1 (j) of the Rights Plan is hereby amended and restated in its entirety to read as follows:

“Grandfathered Shareholders” shall mean at any time (i) Anthony Miadiach, George Kalan and Orien Venture Partners who at the time in question are the Beneficial Owner of an aggregate of 1,308,757 Common Shares on the date of this Agreement, or any other Person who is the Beneficial Owner of such Common Shares on the date of this Agreement, or any Affiliate or Associate of such Person; provided that no such Person shall be a Grandfathered Shareholder if such Person is or becomes the Beneficial Owner of additional Common Shares (except for any acquisition of Common Shares by such Persons upon grant or exercise of any stock options granted to them in connection with their service on the Board of Directors of the Corporation); and (ii) Kopp Investment Advisors, Inc. and its affiliates (“KIA”); provided that KIA shall no longer be a Grandfathered Shareholder at and after such time as KIA, together with all Affiliates and Associates of KIA, shall be the Beneficial Owner of  20% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer).

2.       All other provisions of the Rights Plan shall remain unchanged and in full force and effect.

3.       This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterpart.

[Signature Page Follows]

                    IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment to the Rights Plan as of the 22nd day of May, 2001.

APPLIED MICROSYSTEMS CORPORATION

/s/ Robert C. Bateman
Name: Robert C. Bateman Title: Vice President and Chief Financial Officer

MELLON INVESTOR SERVICES LLC

/s/ Joseph S. Campbell
Name: Joseph S. Campbell Title: Assistant Vice President